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                                   Exhibit 16

                           [LETTERHEAD OF EISNER LLP]


June 28, 2005



Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Gentlemen:

We have read Item 4.01 of PacificHealth Laboratories, Inc. Form 8-K, a copy of which the Registrant provided to us on June 28, 2005. We are in agreement with the statements regarding our firm in that item. We have no basis to agree or disagree with respect to information regarding other accountants contained in
Item 4.01. We did not conduct a review of the financial statements of PacificHealth Laboratories, Inc. for any period subsequent to March 31, 2005.

Very truly yours,


Eisner LLP



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